UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 29, 2016

JACKSONVILLE BANCORP, INC.
 (Exact name of registrant as specified in its charter)

Florida	000-30248	59-3472981
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 North Laura Street, Suite 1000
Jacksonville, FL	32202
(Address of principal executive offices)	(Zip Code)

(904) 421-3040
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

LITIGATION UPDATE

On February 4, 2016, Jacksonville Bancorp, Inc. (“JAXB”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement (the “Definitive Proxy Statement”), which was mailed on or about February 8, 2016, with respect to the special meeting of JAXB’s shareholders scheduled to be held on March 11, 2016 (the “Special Meeting”) to approve, among other things, the Agreement and Plan of Merger, dated as of September 30, 2015, by and between JAXB and Ameris Bancorp, a Georgia corporation (“ABCB”), and the transactions contemplated in the merger agreement, including the merger of JAXB with and into ABCB.

As previously disclosed in the Definitive Proxy Statement, two putative shareholder class action lawsuits relating to the merger have been filed against JAXB, the directors of JAXB and ABCB in the Circuit Court of Duval County, Florida (the “Court”), which lawsuits were subsequently consolidated by the Court: (i) Paul Parshall v. Jacksonville Bancorp, Inc. et al., Case No. 16-2015-CA-006607, filed on October 16, 2015; and (ii) Patrick Donovan v. Kendall Spencer et al., Case No. 16-2015-CA-006738, filed on October 22, 2015.  We refer to these herein as the “Florida Actions.”   In the Florida Actions, plaintiffs initially alleged that the individual director defendants breached their fiduciary duties to JAXB shareholders in negotiating and approving the merger agreement through an unfair process, that the merger consideration does not adequately value JAXB, that JAXB shareholders will not receive fair value for their shares of JAXB common stock in the merger and that the terms of the merger agreement impose improper deal-protection devices that allegedly preclude competing offers. The complaints in the Florida Actions further alleged that JAXB and ABCB aided and abetted the alleged breaches of fiduciary duty by JAXB’s directors. In the Florida Actions, plaintiffs sought preliminary and permanent injunctive relief, including enjoining or rescinding the merger, an award of unspecified damages, attorneys’ fees and other relief.  In an amended complaint filed on December 15, 2015, plaintiffs in the Florida Actions repeated those same allegations and sought the same relief. The amended complaint also alleged that the recently filed registration statement was misleading, as it omitted to disclose certain information about, inter alia, the formation of JAXB’s merger committee, other information about the process of the merger, certain management financial projections and valuation information, and other information about the fairness opinion provided by Hovde. The parties engaged in expedited discovery, including the production of documents and deposition testimony.

JAXB believes that the Florida actions are without merit and that no further disclosure is required to supplement the Definitive Proxy Statement under any applicable rule, statute, regulation or law.  However, to avoid the costs, risks and uncertainties inherent in litigation, on February 29, 2016, the defendants entered into a memorandum of understanding (the “Memorandum of Understanding”) regarding settlement of the Florida Actions. The Memorandum of Understanding outlines the terms of the parties’ agreement in principle to settle and release all claims which were or could have been asserted in the Florida Actions. In consideration for such settlement and release, the parties to the Florida Actions have agreed that JAXB will make certain supplemental disclosures to the Definitive Proxy Statement, all of which are set forth below.  The Memorandum of Understanding contemplates that the parties will attempt in good faith to agree promptly upon a stipulation of settlement to be submitted to the Court for approval at the earliest practicable time.  The stipulation of settlement will be subject to approval by the Court, which will consider the fairness, reasonableness and adequacy of such settlement. Under the terms of the proposed settlement, following final approval by the Court, the action will be dismissed with prejudice. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the Court will approve the settlement even if the parties were to enter into such stipulation. In such event, or if the merger is not consummated for any reason, the proposed settlement will be null and void and of no force and effect.

The settlement will not affect the timing of the Special Meeting or the amount of merger consideration to be paid to JAXB’s shareholders in connection with the proposed merger.

Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings ascribed to those terms in the Definitive Proxy Statement.

SUPPLEMENTAL DISCLOSURES

In the Memorandum of Understanding with respect to the settlement of the Florida Actions described above, JAXB has agreed to make these supplemental disclosures to the Definitive Proxy Statement.  The revisions have been underlined for the reader’s convenience. These supplemental disclosures should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Without admitting in any way that the disclosures below are material or otherwise required by law, JAXB makes the following amended and supplemental disclosures:

1.	The following disclosure supplements and restates the second full paragraph on page 55 of the Definitive Proxy Statement, which is under the heading “Proposal 1 – The Merger Proposal – Background of the Merger.”

On April 19, 2015, JAXB’s board of directors determined that it was in the best interests of JAXB and its shareholders to engage a financial advisor to assist JAXB in evaluating potential offers from parties interested in a business combination, including any offer from Institution A. Chairman Glisson suggested that JAXB engage Hovde because, among other reasons, Hovde was familiar with JAXB, having served as JAXB’s financial advisor and sales agent in connection with JAXB’s rights offering and concurrent public offering in 2013, and JAXB’s financial advisor in connection with its 2012 private placement.  In making its determination, the directors also considered Hovde’s knowledge of JAXB and the Florida banking market, Hovde’s reputation and its extensive experience in representing financial institutions in Florida merger transactions. After reviewing the terms of a proposed engagement letter with Hovde, JAXB’s board of directors approved Hovde’s engagement as financial advisor to JAXB. On April 20, 2015, JAXB executed an engagement letter to retain Hovde as its exclusive financial advisor.

2.	The following disclosure supplements and restates the sixth full paragraph on page 55 of the Definitive Proxy Statement, which is under the heading “Proposal 1 – The Merger Proposal – Background of the Merger.”

After receiving the indication of interest from Institution A, on May 6, 2015, Chairman Glisson asked JAXB’s board of directors to consider forming a special merger committee (the “Merger Committee”) to streamline the communication process related to any acquisition proposals presented to JAXB.  After discussion, JAXB’s board of directors approved the formation of the Merger Committee.  The Merger Committee’s purpose was to review and analyze any acquisition proposals or indications of interest that may be presented to JAXB and to report the Merger Committee’s recommendations to JAXB’s full board of directors for its consideration.  The Merger Committee was initially comprised of Donald F. Glisson, Jr., Price W. Schwenck and John A. Delaney, based on their position with JAXB and/or their experience with merger transactions.  Robert B. Goldstein was not initially selected as a member of the Merger Committee because of his relationship with Institution A.  Mr. Goldstein was added to the Merger Committee on May 26, 2015, after discussions with Institution A had ended, in light of his extensive experience with merger transactions.

3.	The following disclosure is inserted at the end of the fourth full paragraph on page 56 of the Definitive Proxy Statement, which is under the heading “Proposal 1 – The Merger Proposal – Background of the Merger.”

In the confidentiality agreement, ABCB agreed that neither it nor its affiliates would take certain corporate actions without the prior written consent of the Merger Committee, including actions to acquire JAXB’s securities or assets, solicit proxies with respect to the voting of JAXB’s securities, control or influence JAXB’s management or the policies or affairs of JAXB, or nominate any person to JAXB’s board of directors.

4.	The following disclosure is inserted at the end of the seventh full paragraph on page 56 of the Definitive Proxy Statement, which is under the heading “Proposal 1 – The Merger Proposal – Background of the Merger.”

After receiving ABCB’s offer, there were no further discussions with Institution A because its initial offer was too low and the price of $12.50, which Institution A indicated that it might consider paying in the future based on JAXB’s financial performance, was not sufficient.  Further, other potential buyers were not contacted because of the value of ABCB’s offer as compared to Hovde’s valuation analysis, ABCB’s desire for exclusivity, Hovde’s analysis of ABCB’s offer and ABCB’s desire for a transaction and history of completing acquisitions.

5.	The following disclosure is inserted at the end of the fourth full paragraph on page 63 of the Definitive Proxy Statement, which is under the heading “Proposal 1 – The Merger Proposal – Opinion of Our Financial Advisor.”

Hovde has in the past provided services to, and received compensation from, JAXB in connection with other corporate transactions. Such services included acting as financial advisor and issuing a fairness opinion to JAXB in connection with its private offering in 2012, and acting as a financial advisor and sales agent in connection with its rights/public offering in 2013, for which it received compensation from JAXB.  During the past two years, Hovde has not provided any financial advisory services to ABCB.

6.	The following disclosures are inserted as standalone paragraphs after the first full paragraph on page 64 of the Definitive Proxy Statement, which is under the heading “Proposal 1 – The Merger Proposal – Opinion of Our Financial Advisor.”

Summary of Proposal

Hovde reviewed the financial terms of the proposed merger as detailed in the draft Agreement dated September 22, 2015. As described in the draft Agreement, JAXB shareholders shall have the right to receive, subject to allocation adjustment, either: (i) the number of shares of ABCB common stock that equals the exchange ratio of 0.5861x, or, if cash is elected, $16.50 in cash. Based upon 5,796,282 exchangeable shares of JAXB common stock, Hovde calculated an aggregate merger consideration of $95,638,653. Hovde also calculated a per share equity award consideration of $744,229, based on 125,875 JAXB stock options outstanding with a weighted average strike price of $10.93, and based on 2,658 restricted stock unit awards. Hovde estimated a total deal value of $96,382,882, which includes the aggregate merger consideration plus the per share equity award consideration. Based upon financial information as of or for the twelve month period ended June 30, 2015, Hovde calculated the following transaction ratios:

Total Deal Value / Tangible Common Equity	237.3%
Adjusted Total Deal Value / Tangible Common Equity[1]	179.7%
Adjusted Total Deal Value / Tangible Common Equity[2]	160.9%
Total Deal Value / Last-Twelve-Months Earnings (tax-affected at 35%)	27.4	x
Total Deal Value / 2015 Estimated Earnings	36.4	x
Total Deal Value / 2016 Estimated Earnings	27.5	x
Tangible Book Premium / Core Deposits	17.1%
Adjusted Tangible Book Premium / Core Deposits[1]	13.1%
Premium-to-One Month Prior Stock Price[3]	26.9%

(1) Includes the present value of the usable change in control deferred tax assets of $13 million (assumes 4% discount rate).
(2) Includes usable change in control deferred tax assets of $19.3 million. Hovde estimate based on JAXB purchase price of $16.50 per share, and JAXB accountant assumptions of (a) long-term tax exempt rate of 2.75%, (b) 18.9 years remaining on net operating losses, and (c) a tax rate of 37.63%.
(3) Based on stock price of $13.00 as of August 28, 2015.

7.	The following table supplements and restates the table, with the subsequent disclosure inserted as a standalone paragraph after the table, at the bottom of page 65, which is under the heading “Proposal 1 – The Merger Proposal – Opinion of Our Financial Advisor.”

Pricing Metrics for JAXB Based On:	Price-to- Tangible Common Book Value Multiple	Price-to-LTM Earnings Multiple		Premium-to-Core Deposits Multiple[1]
Total Deal Value	179.7%	27.4	x	13.1%
Precedent Transactions Regional Group:
Median	146.5%	18.6	x	7.2%
Minimum	124.8%	14.2	x	3.9%
Maximum	243.0%	25.4	x	18.4%
Precedent Transactions Nationwide Group:
Median	151.0%	18.7	x	6.9%
Minimum	100.0%	11.5	x	0.00%
Maximum	286.1%	37.6	x	15.5%

(1) Premium-to-Core Deposits multiple is calculated as (deal value – tangible equity) / (core deposits). Core deposits are defined as total deposits less time deposits greater than $100,000.

Hovde applied the median pricing metrics from each group to JAXB’s financial information as of June 30, 2015, to calculate implied aggregate valuations for JAXB. Within the Regional Group, the median price-to-tangible common book value multiple of 146.5% resulted in an aggregate valuation of $78.6 million, the median price-to-LTM earnings multiple of 18.6x resulted in an aggregate valuation of $65.4 million, and the median premium-to-core deposits multiple of 7.2% resulted in an aggregate valuation of $77.2 million. Within the Nationwide Group, the median price-to-tangible common book value multiple of 151.0% resulted in an aggregate valuation of $81.1 million, the median price-to-LTM earnings multiple of 18.7x resulted in an aggregate valuation of $65.8 million, and the median premium-to-core deposits multiple of 6.9% resulted in an aggregate valuation of $76.1 million.

8.	The following disclosure is inserted at the end of the second full paragraph on page 66 of the Definitive Proxy Statement, which is under the heading “Proposal 1 – The Merger Proposal – Opinion of Our Financial Advisor.”

Hovde did not perform a comparable companies analysis for JAXB.  Hovde conducted a comparable transactions analysis which, in Hovde’s opinion, was more relevant than a comparable companies analysis in analyzing the proposed transaction.

9.	The following disclosure is inserted at the end of the last full paragraph on page 67 of the Definitive Proxy Statement, which is under the heading “Proposal 1 – The Merger Proposal – Opinion of Our Financial Advisor.”

Hovde did not conduct a discounted cash flow analysis for ABCB.  ABCB is a liquid, publicly-traded company and, in Hovde’s opinion, market-based valuation methodologies were more relevant in analyzing the proposed transaction.

10.	The following disclosures are inserted as standalone paragraphs between the first table and the second full paragraph on page 67 of the Definitive Proxy Statement, which is under the heading “Proposal 1 – The Merger Proposal – Opinion of Our Financial Advisor.”

The following table describes a discount rate calculation for JAXB prepared by Hovde. In its normal course of business Hovde employs the Duff & Phelps handbook in determining an appropriate discount rate in which the discount rate is equal to the 10-year U.S. Treasury yield plus the equity risk premium plus the industry risk premium. The Duff & Phelps industry risk premium for state commercial banks is equal to 3.20%.

Risk Free Rate	2.20%	10-Year U.S. Treasury Yield as of September 21, 2015

Equity Risk Premium	6.70%	Duff & Phelps

Industry Risk Premium	3.20%	Duff & Phelps

Discount Rate	12.10%

11.	The following disclosure is inserted at the end of the third full paragraph on page 68 of the Definitive Proxy Statement, which is under the heading “Proposal 1 – The Merger Proposal.”

Certain JAXB Financial Projections

JAXB does not as a matter of course make public projections as to future performance, earnings or other results due to, among other things, the uncertainty underlying assumptions and estimates. However, JAXB provided certain nonpublic, unaudited prospective financial information to Hovde in its capacity as its financial advisor, including projections of JAXB’s standalone financial performance for fiscal years 2015 through 2020.   Hovde relied on these management projections in performing the discounted cash flow analysis described in the section titled “ — Opinion of Our Financial Advisor” on pages 66-67.  The financial projections that were considered by JAXB’s board of directors in evaluating the merger are summarized below.  The financial projections do not give effect to the merger or any changes that may be implemented as a result of the merger.

The financial projections included in this proxy statement/prospectus have been prepared or reviewed by JAXB’s management.  ABCB did not participate in the preparation of these financial projections.  The financial projections summarized in this section were prepared solely for internal use by JAXB and Hovde and not with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data, published guidelines of the SEC regarding forward-looking statements, or GAAP. The financial projections are forward-looking statements.

JAXB’s management believes the forecasts were prepared in good faith and on a reasonable basis based on the best information available to JAXB’s management at the time of their preparation. The financial projections, however, are not actual results and should not be relied upon as being indicative of actual future results.  Neither JAXB nor any of its affiliates, advisors, officers, directors or representatives gives any assurance, and they make no representation, that actual results will not differ from these financial projections.  Neither Crowe Horwath LLP, JAXB’s independent registered public accounting firm, nor any other independent registered public accounting firm, has examined, compiled or performed any procedures with respect to these financial projections and no independent registered public accounting firm expresses an opinion or any other form of assurance with respect thereto. The summary of these financial projections is not being included in this proxy statement/prospectus to influence a JAXB shareholder’s decision whether to vote in favor of the merger proposal.  JAXB is providing these financial projections solely because portions of them were used in Hovde’s financial analyses and considered by JAXB’s board of directors in evaluating the merger.  JAXB has made no representation to ABCB in the merger agreement or otherwise concerning the accuracy or reliability of these financial projections.

The projections should be viewed merely as financial possibilities based on the assumptions and estimates stated and not as a prediction of future performance.   The financial projections summarized below reflect various estimates and assumptions made by JAXB, all of which are difficult to predict and many of which are beyond JAXB’s control, including among others, the following assumptions:

•	Full reversal of JAXB’s deferred tax assets in fiscal year 2015;
•	JAXB’s total assets in fiscal year 2015 increasing to $525 million, not including the deferred tax assets;
•	JAXB’s total assets annual growth of 10% in fiscal years 2016 through 2020;
•	JAXB’s pre-tax net income of $4.069 million in fiscal year 2015, or $2.645 million after tax at a rate of 35%;
•	JAXB’s net income of $3.5 million (after taxes) for fiscal year 2016, with 20% growth in net income in fiscal years 2017 and 2018, 15% growth in net income in fiscal year 2019 and 10% growth in net income in fiscal year 2020;
•	JAXB’s shares of common stock and nonvoting common stock outstanding in fiscal years 2015 through 2020 total 5,798,940 and options outstanding during such years total 125,875; and
•	JAXB will not declare or pay any dividends in fiscal years 2015 through 2020.

While presented with numeric specificity, the assumptions upon which the financial projections were based necessarily involve judgments with respect to, among other things, future economic and competitive conditions, which are difficult to predict accurately and many of which are beyond JAXB’s control. Important factors that may affect actual results include, but are not limited to, the items described in the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

The financial projections provided below were considered by JAXB’s board of directors as of September 30, 2015, and none of JAXB or any of its affiliates, advisors or representatives undertakes any obligation, or intends (except as required by law), to update or otherwise revise or reconcile the financial projections to reflect circumstances existing after such date or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the financial projections are shown to be in error.

The inclusion of the financial projections in this proxy statement/prospectus should not be regarded as an indication that JAXB, Hovde, ABCB or anyone who received the financial projections then considered, or now considers, the financial projections to be material information of JAXB or a reliable prediction of future events, and the financial projections should not be relied upon as such. JAXB views the financial projections as nonmaterial because of the inherent risks and uncertainties associated with such long-range financial forecasts. JAXB shareholders are cautioned not to place undue reliance on the financial projections included in this proxy statement/prospectus.

Financial Projections

(in thousands)	Projected
	2015	2016	2017	2018	2019	2020
Total Assets[1]	$555,402	$610,942	$672,036	$739,240	$813,164	$894,480
Total Equity	$72,106	$75,606	$79,806	$84,846	$90,642	$97,017
Net Income[2]	$2,645	$3,500	$4,200	$5,040	$5,796	$6,376
ROAA	0.51%	0.60%	0.65%	0.71%	0.75%	0.75%
ROAE	4.84%	4.74%	5.40%	6.12%	6.61%	6.79%

1  Assumes full reversal of DTA ($30.4 million) in fiscal year 2015, and asset growth rate of 13.7% in fiscal year 2015 and 10% in fiscal years 2016 through 2020.
2  Assumes $4.069 million pre-tax, and $2.645 million post-tax, net income for fiscal year 2015.  Assumes $3.5 million net income for fiscal year 2016 with a growth rate of 20% in net income in fiscal years 2017 and 2018, 15% growth in net income in fiscal year 2019 and 10% growth in net income in 2020.

This summary is not a complete description of the analyses underlying Hovde’s fairness opinion or the presentation prepared by Hovde or considered by JAXB’s board of directors, but it summarizes only certain projections reviewed by JAXB’s board of directors and Hovde in connection with their review of the proposed transaction.  The information and the summary of the analyses contained elsewhere in this proxy statement/prospectus must be considered as a whole and selecting portions of the information and factors considered, or focusing on the information presented above in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying the analyses and opinion of Hovde.  The table above alone is not a complete description of the financial analyses.

Important Additional Information

This filing may be deemed to be solicitation material in respect of the proposed acquisition of JAXB by ABCB.  In connection with the proposed merger transaction, JAXB filed with the SEC the Definitive Proxy Statement on February 4, 2016 and mailed the Definitive Proxy Statement to its shareholders on or about February 8, 2016.

INVESTORS IN JAXB ARE ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Free copies of the Definitive Proxy Statement and other filings that JAXB has made with the SEC may be obtained at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Definitive Proxy Statement and other filings that JAXB has made with the SEC from JAXB’s website at http://www.jaxbank.com or by directing a request to: Jacksonville Bancorp, Inc., 100 North Laura Street, Suite 1000, Jacksonville Florida 32202, Attention: Corporate Secretary.

Participants in the Proxy Solicitation

ABCB and JAXB, and certain of their directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from JAXB’s shareholders in respect of the merger. Information regarding the directors and executive officers of ABCB and JAXB and other persons who may be deemed participants in the solicitation of JAXB’s shareholders in connection with the merger are set forth in the Definitive Proxy Statement and other relevant documents that may be filed with the SEC. Information about ABCB’s directors and executive officers can also be found in ABCB’s definitive proxy statement in connection with its 2015 annual meeting of shareholders, as filed with the SEC on April 17, 2015, and other documents subsequently filed by ABCB with the SEC.

Forward-Looking Statements

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions.  These forward-looking statements are based on JAXB’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties, which change over time, that may cause actual results and timing of certain events to differ materially from the information in the forward-looking statements.  The following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to meet closing conditions for the merger, including approval by JAXB shareholders of the merger proposal and the charter amendment on the expected terms and schedule; delays in closing the merger; difficulties and delays in integrating the JAXB business or fully realizing cost savings and other benefits; business disruption following the merger; customer acceptance of ABCB products and services; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; and other economic, business, competitive, and regulatory factors affecting the business of JAXB set forth under the heading titled “Risk Factors” in the Definitive Proxy Statement and in JAXB’s other filings with the SEC, including its annual reports on Form 10-K and quarterly reports on Form 10-Q.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  JAXB undertakes no obligation to update or revise any forward-looking statements, even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSONVILLE BANCORP, INC.

	By:	/s/ Valerie A. Kendall
	Name:	Valerie A. Kendall
	Title:	Executive Vice President and Chief Financial Officer

Date: February 29, 2016